Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-275203) and Form S-8 (Nos. 333-45280, 333-58074, 333-71870, 333-85202, 333-104078, 333-113765, 333-117892, 333-122142, 333-132466, 333-140946, 333-149452, 333-157545, 333-165033, 333-166581, 333-172447, 333-179677, 333-186873, 333-194229, 333-239271, 333-289092) of Equinix, Inc. of our report dated February 11, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
February 11, 2026